ETF Opportunities Trust 485BPOS

Exhibit 99(i)(2)

JOHN H. LIVELY, Managing Partner

john.lively@practus.com

11300 Tomahawk Creek Pkwy., Suite 310

Leawood, KS 66211

(913) 660-0778

November 28, 2023

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information for the American Conservative Values ETF and the American Conservative Values Small-Cap ETF, which are included in Post-Effective Amendment No. 113 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-234544), and Amendment No. 115 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23439), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards, /s/ John H. Lively On behalf of Practus, LLP